Exhibit 32.1

CERTIFICATION

OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U. S. C. SECTION 1350,

In connection with the Annual Report of Propanc Biopharma, Inc. (the “Company”) on Form 10-K for the period ended June 30, 2024 (the “Report”), I, James Nathanielsz, Chief Executive Officer and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 30, 2024	/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)